Exhibit 99.1

GRANTED
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
IN RE MEDLEY CAPITAL CORPORATION STOCKHOLDER LITIGATION	) ) ) ) )	CONS. C.A. No. 2019-0100-KSJM

REVISED FORM OF ORDER AND FINAL JUDGMENT

On this _____day of____, 2019, a hearing having been held before this Court to determine whether the terms and conditions of the Stipulation and Agreement of Compromise and Settlement, dated July 29, 2019, and the Stipulation Amending Release of Claims and Certain Exhibits, dated August 8, 2019 (together, the “Stipulation”), which are incorporated herein by reference,1 and the terms and conditions of the settlement proposed in the Stipulation (the “Settlement”) are fair, reasonable and adequate for the settlement of all claims asserted herein; and whether an Order and Final Judgment should be entered in the above-captioned consolidated class action (the “Action”); and the Court having considered all matters submitted to it at the hearing and otherwise;

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1) The mailing of the Notice of Pendency and Proposed Settlement of Class Action (the “Notice”) pursuant to and in the manner prescribed in the Scheduling Order entered on August 12, 2019 (the “Scheduling Order”), which was mailed by first class mail on September 9, 2019, combined with the publication of the Summary Notice of Pendency and Proposed Settlement of Class Action (the “Summary Notice”) pursuant to and in the manner prescribed in the Scheduling Order, which was published on September 9, 2019, is hereby determined to be the best notice practicable under the circumstances and in full compliance with Court of Chancery Rule 23, the requirements of due process and applicable law. It is further determined that all Class Members are bound by the Order and Final Judgment herein.

1 Capitalized terms (other than proper nouns) that are not defined herein shall have the meanings set forth in the Stipulation.

2) The Court finds that the Action is a proper class action pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and (b)(2) and hereby certifies a non-opt-out Settlement Class as consisting of:

Any and all record holders and beneficial owners of MCC common stock at any time during the Settlement Class Period, together with their successors and assigns, but excluding Stipulating Defendants, their Immediate Family, SIC and any person, firm, trust, corporation, joint venture, partnership, foundation or other entity related to or affiliated with any of the Stipulating Defendants, members of their Immediate Families or SIC.

“Settlement Class Period” means the period between and including August 9, 2018, and the later of the (i) the Closing, (ii) the consummation of any transaction based on a Superior Proposal (as defined in the Amended MCC Merger Agreement), and (iii) the termination of the Amended MCC Merger Agreement.

“Stipulating Defendants” means Brook Taube, Seth Taube, Jeff Tonkel, Mark Lerdal, Karin Hirtler-Garvey, John E. Mack, Arthur S. Ainsberg, Medley Management Inc. (“MDLY”), Medley Capital Corporation (“MCC”), MCC Advisors LLC, Medley Group LLC, and Medley LLC.

“Immediate Family” means an individual’s spouse, parents, siblings, children, grandparents, grandchildren; the spouses of his or her parents, siblings and children; and the parents and siblings of his or her spouse, and includes step and adoptive relationships. In this paragraph, “spouse” shall mean a husband, a wife, or a partner in a state-recognized domestic partnership or civil union.

3) Specifically, the Court finds that the Settlement Class satisfies the numerosity requirement of Rule 23(a)(1). As of December 21, 2018, there were over 54,474,211 shares of common stock (“Shares”) of Medley Capital Corporation (“MCC”) issued and outstanding which are publicly traded and held by thousands of beneficial owners. There are common issues of fact and law in the Action sufficient to satisfy Rule 23(a)(2), including whether the disclosures made in connection with the Transactions were adequate, whether the Stipulating Defendants breached their fiduciary duties to Class Members (as defined in the Stipulation), whether MDLY, SIC, MCC Advisors LLC, Medley Group LLC, and Medley LLC aided and abetted these breaches, and whether the Plaintiffs and Class Members were injured as a consequence of Defendants’ actions. The claims of the Plaintiffs’ in the Action are typical of the claims of absent members of the Settlement Class in that they all arise from the same allegedly wrongful conduct and are based on the same legal theories, satisfying Rule 23(a)(3). The Plaintiffs and Plaintiffs’ Counsel are adequate representatives of the Settlement Class, satisfying Rule 23(a)(4). The prosecution of separate actions by individual members of the Settlement Class would create a risk of inconsistent adjudications which would establish incompatible standards of conduct for Defendants, and, as a practical matter, the disposition of this Action will influence the disposition of any pending or future identical cases brought by other members of the Settlement Class, satisfying Rule 23(b)(1); and there were allegations that Defendants acted or refused to act on grounds generally applicable to the Class, satisfying Rule 23(b)(2).

4) The Settlement of this Action as provided for in the Stipulation is approved as fair, reasonable and adequate, and in the best interests of Plaintiffs and the Settlement Class.

5) The Parties are hereby authorized and directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation, and the Register in Chancery is directed to enter and docket this Order and Final Judgment.

6) “Released Defendants’ Claims” means all Claims that were or could have been asserted in the Action through the date of the Settlement Hearing, including, without limitation, all Claims arising out of or relating to (i) alleged mismanagement of MCC; (ii) the Transactions (including any actions, deliberations and negotiations relating thereto); (iii) the MCC Merger Agreement, the Amended MCC Merger Agreement, the MDLY Merger Agreement, and the Amended MDLY Merger Agreement (including any actions, deliberations and negotiations relating thereto); (iv) the disclosures regarding the Transactions; (v) the fiduciary duties or obligations of the Stipulating Defendants in connection with the review of strategic alternatives available to MCC; (vi) the vote or any adjournment of the vote of MCC stockholders on the MCC Merger; and (vii) proxy solicitation efforts in connection with the votes of the MCC stockholders on the MCC Merger. Released Defendants’ Claims shall also include all Claims arising out of or relating to the prosecution and settlement of the Action and all Claims that were or could have been asserted in the Federal Action, provided, however, that the Released Defendants’ Claims shall not include any Claims that were or could have been asserted in the Federal Action against any of the Highland Parties. Notwithstanding the foregoing, the Released Defendants’ Claims shall not include claims to enforce the Stipulation or the Governance Agreement.

7) “Released Defendant Parties” means (i) any and all of the Stipulating Defendants; (ii) the Stipulating Defendants’ Immediate Family members, and respective past or present direct or indirect affiliates, associates, members, partners, partnerships, investment funds, subsidiaries, parents, predecessors, successors, officers, directors, employees, agents, representatives, advisors, financial or investment advisors (including the financial advisor to the MCC Special Committee), insurers, and attorneys (including Stipulating Defendants’ Counsel); and (iii) the legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest and assigns of any of the foregoing.

8) “Released Plaintiffs’ Claims” means all Claims that were or could have been asserted in the Action through the date of the Settlement Hearing, including, without limitation, all Claims arising out of or relating to (i) alleged mismanagement of MCC; (ii) the Transactions (including any actions, deliberations and negotiations relating thereto); (iii) the MCC Merger Agreement, the Amended MCC Merger Agreement, the MDLY Merger Agreement, and the Amended MDLY Merger Agreement (including any actions, deliberations and negotiations relating thereto); (iv) the disclosures regarding the Transactions; (v) the fiduciary duties or obligations of the Stipulating Defendants in connection with the review of strategic alternatives available to MCC; (vi) the vote or any adjournment of the vote of MCC stockholders on the MCC Merger; and (vii) proxy solicitation efforts in connection with the votes of the MCC stockholders on the MCC Merger. Released Plaintiffs’ Claims shall also include all Claims arising out of or relating to the prosecution and settlement of the Federal Action. Notwithstanding the foregoing, the Released Plaintiffs’ Claims shall not include claims to enforce the Stipulation or the Governance Agreement.

9) “Released Plaintiff Parties” means (i) any and all of Plaintiffs, FrontFour and their respective past or present direct or indirect affiliates, associates, members, managers, partners, partnerships, investment funds, subsidiaries, parents, predecessors, successors, officers, directors, employees, agents, representatives, advisors, financial or investment advisors, insurers, and attorneys (including Plaintiffs’ Counsel); (ii) the legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest and assigns of any of the foregoing; and (iii) all other Class Members.

10) “Unknown Claims” means any and all Released Plaintiffs’ Claims which Plaintiffs or any other Class Member does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Plaintiffs’ Claims against the Released Defendant Parties, which if known by him, her or it, might have affected his, her or its decision(s) with respect to the Settlement, and any and all Released Defendants’ Claims which any Stipulating Defendant or any other Released Defendant Party does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Defendants’ Claims against the Released Plaintiff Parties, which if known by him, her, or it might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, the Parties stipulate and agree that upon this Order and Final Judgment becoming Final, Plaintiffs and Stipulating Defendants shall expressly waive, and each of the Class Members shall be deemed to have, and by operation of the Judgment or Alternative Judgment that becomes Final shall have expressly, waived, relinquished and released any and all provisions, rights and benefits conferred by any law of any state or territory of the United States or other jurisdiction, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs and Stipulating Defendants acknowledge, and the other Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims and the Released Defendants’ Claims, but that it is the intention of Plaintiffs and Stipulating Defendants, and by operation of law the other Class Members, to completely, fully, finally and forever extinguish any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs and Stipulating Defendants acknowledge, and the other Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Plaintiffs’ Claims was separately bargained for and was a key element of the Settlement.

11) The Court hereby finds and concludes that the distribution of the Net Settlement Amount (including the Cash Component) from the Account to Eligible Class Members does not give rise to appraisal rights in connection with the Transactions.

12) The Stock Component of the Net Settlement Amount shall consist of 4,709,576.14 shares of Combined Company Stock, based on a pro forma net asset value of $6.37 per share as of June 30, 2019.

13) This Action and the Released Plaintiffs’ Claims are hereby dismissed as to the Released Defendant Parties on the merits and with prejudice, and without costs.

14) Upon this Order and Final Judgment becoming Final, Plaintiffs and all Class Members, on behalf of themselves, their legal representatives, heirs, executors, administrators, estates, predecessors, successors, predecessors-in-interest, successorsin-interest and assigns, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, shall thereupon fully, finally and forever, release, settle and discharge the Released Defendant Parties from and with respect to every one of the Released Plaintiffs’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting or prosecuting any Released Plaintiffs’ Claims against any of the Released Defendant Parties.

15) Upon this Order and Final Judgment becoming Final, each of the Stipulating Defendants, on behalf of themselves, their legal representatives, heirs, executors, administrators, estates, predecessors, successors, predecessors-in-interest, successors-in-interest and assigns, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, shall thereupon fully, finally and forever, release, settle and discharge the Released Plaintiff Parties from and with respect to every one of the Released Defendants’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Defendants’ Claims against any of the Released Plaintiff Parties.

16) Neither this Judgment, the Stipulation, the fact or any terms of the Settlement, nor any communications relating thereto, is evidence, or an admission or concession by any Party or their counsel, Class Member, or any other Released Defendant Party or Released Plaintiff Party, of any fault, liability or wrongdoing whatsoever, as to any facts or claims alleged or asserted in the Action or the Federal Action, or any other actions or proceedings, or as to the validity or merit of any of the claims or defenses alleged or asserted in any such action or proceeding.

17) Neither this Judgment nor the Stipulation is a finding or evidence of the validity or invalidity of any claims or defenses in the Action or the Federal Action, any wrongdoing by any Party, Class Member or other Released Defendant Party or Released Plaintiff Party, or any damages or injury to any Party, Class Member or other Released Defendant Party or Released Plaintiff Party.

18) Neither this Judgment, the Stipulation, nor any of the terms and provisions of the Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the Settlement proceedings, nor any statements in connection therewith, (a) shall (i) be argued to be, used or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Released Defendant Parties or Released Plaintiff Parties, or of any infirmity of any defense, or of any damage to Plaintiffs or any other Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Defendant Parties or Released Plaintiff Parties concerning any fact or any purported liability, fault, or wrongdoing of the Released Defendant Parties or Released Plaintiff Parties or any injury or damages to any person or entity, or (b) shall otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that (i) the Stipulation and/or this Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue and establish that the Stipulation and/or Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment or to secure any insurance rights or proceeds of any of the Released Defendant Parties or Released Plaintiff Parties, and (ii) the foregoing shall not prohibit any Party from making any statement or disclosure required under the federal securities laws or other applicable laws (including to comply with any subpoena or other legal process from any governmental or regulatory authority with competent jurisdiction over the relevant Party) or stock exchange regulations.

19) Plaintiffs’ Counsel and Plaintiff Stephen Altman’s counsel are hereby awarded attorneys’ fees and expenses of $3,495,334.97 in connection with the Action, which shall be paid pursuant to the provisions of the Stipulation within five (5) business days of the entry of this Order and Final Judgment, as follows:

a)	$3,000,000, payable to Plaintiffs’ Counsel, which sum the Court finds to be fair and reasonable compensation for the corporate therapeutic benefits achieved by the Settlement;

b)	$420,334.97, payable to Plaintiffs’ Counsel, which the Court finds to be fair and reasonable reimbursement of Plaintiffs’ Counsel’s expenses; and

c)	$75,000, payable to Plaintiff Stephen Altman’s counsel, which the Court finds to be fair and reasonable compensation for their contribution to the Settlement.

20) In addition, the Court finds that Plaintiffs’ Counsel shall be entitled to an additional fee contingent upon the establishment of the Settlement Fund in accordance with the Stipulation (the “Additional Fee”). In that event, in accordance with Paragraph 21 below, MCC or its successor shall pay Plaintiffs’ Counsel the Additional Fee, which shall consist of:

a)	$100,000 for the agreement to appoint an independent director on the board of the post-merger entity; and

b)	the amount calculated by solving for A in the following formula:

Award[A] = (Monetary Fund[M] + Award[A] − Look Through[L]) * Percentage[P]

Where:

A	shall be the amount of the Additional Fee (excluding the $100,000 award for the agreement to appoint an independent director on the board of the post-merger entity);

M	shall be the sum of (i) the $17 million cash component of the Settlement Fund and (ii) the value of the Combined Company Stock component of the Settlement Fund, which shall be calculated as the product of the VPS (defined below) and 4,709,576.14 (the number of shares of Combined Company Stock comprising the Stock Component of the Net Settlement Amount, as set forth above in Paragraph 12);

L	shall be the amount representing the estimated value of the decrease in shares to be received by Eligible Class Members arising by operation of the change in the “Exchange Ratio” under the Amended MCC Merger Agreement, calculated as follows:

L = ((ES * 68%) – (ES * 66%)) * VPS

Where:

(i)	ES equals the number of Eligible Shares;

(ii)	VPS is the pro forma net asset value per share of the Combined Company Stock as of the Closing as reported in the public disclosure filed nearest in time and after the Closing (the “Closing NAV Disclosure”); and

P	shall equal 0.26.

21) Payment of the Additional Fee shall be made in two stages. First, within five (5) business days of the establishment of the Settlement Fund, MCC or its successor shall (i) pay Plaintiffs’ Counsel an estimate of the Additional Fee (the “Additional Fee Estimate”), less twenty (20) percent (the “Additional Fee Estimate Payment”), and (ii) deposit the remaining twenty (20) percent of the Additional Fee Estimate into escrow (the “Escrowed Fee”). For purposes of calculating such estimate, MCC or its successor shall use the formula set forth in the foregoing Paragraph, except that VPS shall equal the pro forma net asset value of the Combined Company Stock as reported in the public disclosure filed nearest in time and prior to the Closing (the “Closing NAV Estimate”). Second, within five (5) business days of the Closing NAV Disclosure, (i) if the Additional Fee is greater than the Additional Fee Estimate Payment, an amount of the Escrowed Fee shall be released to Plaintiffs’ Counsel such that the total payments made to Plaintiffs’ Counsel under this Paragraph equal the Additional Fee and the remainder of the Escrowed Fee, if any, shall be released to MCC or its successor, (ii) if the Additional Fee is less than the Additional Fee Estimate Payment, Plaintiffs’ Counsel shall return to MCC or its successor the difference between the Additional Fee Estimate and the Additional Fee and the Escrowed Fee shall be released to MCC or its successor, or (iii) if the Additional Fee is equal to the Additional Fee Estimate Payment, the Escrowed Fee shall be released to MCC or its successor.

22) If the Transactions close, no counsel representing any Class Member in the Action shall make any further or additional application for fees and expenses to the Court or any other court beyond those specified in this Order and Final Judgment.

23) If this Order and Final Judgment does not become Final, this Order and Final Judgment shall be rendered null and void and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void; the Parties and SIC returned, without prejudice in any way, to their respective litigation positions immediately prior to the execution of the Stipulation, provided, however, that any disputes or appeals relating solely to the amount, payment or allocation of any award of attorneys’ fees and expenses shall have no effect on finality for purposes of determining the date on which the Judgment becomes Final and shall not otherwise prevent, limit or otherwise affect the effectiveness of the Judgment or prevent, limit, delay or hinder entry of the Judgment. In the event that the Fee and Expense Award is disapproved, reduced, reversed or otherwise modified, whether on appeal, further proceedings on remand, successful collateral attack or otherwise, then Plaintiffs’ Counsel and/or Plaintiff Stephen Altman’s counsel (as applicable) shall, within ten (10) business days after they receive notice of any such disapproval, reduction, reversal or other modification, return to MCC or its successor the difference between the attorneys’ fees and expenses awarded to them by the Court on the one hand, and any attorneys’ fees and expenses ultimately and finally awarded to them on appeal, further proceedings on remand or otherwise, on the other hand.

24) The binding effect of this Order and Final Judgment and the obligations of Plaintiffs, Class Members and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that relates solely to the issue of Plaintiffs’ Counsel’s (or any other counsel’s) application for an award of attorneys’ fees and expenses.

25) All Class Members shall be and are deemed bound by the Stipulation and this Order and Final Judgment. This Order and Final Judgment, including the release of all Released Plaintiffs’ Claims against all Released Defendant Parties, shall have res judicata and other preclusive effect in all pending and future lawsuits, arbitrations or other proceedings maintained by, or on behalf of, any of the Plaintiffs or any Class Members, as well as their respective heirs, executors, administrators, estates, predecessors-in-interest, predecessors, successors-in-interest, successors, and assigns and anyone claiming through or on behalf of any of them.

26) Without further order of this Court, the Parties may agree in writing to reasonable extensions of time to carry out any of the provisions of the Stipulation.

27) Without affecting the finality of this Order and Final Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration and consummation of the Settlement.

Dated: _____________, 2019
Vice Chancellor McCormick

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Kathaleen St Jude McCormick

File & Serve
Transaction ID:	64547648

Current Date:	Dec 20, 2019

Case Number:	2019-0100-KSJM

Case Name:	CONF ORD - CONS W/ 2019-0219-KSJM - IN RE MEDLEY CAPITAL CORPORATION STOCKHOLDER LITIGATIOIN

Court Authorizer:	McCormick, Kathaleen St Jude

/s/ Judge McCormick, Kathaleen St Jude